EXHIBIT 23.C




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to the incorporation by reference in the Registration Statement No. 33-51216 of Greyhound Financial Corporation on Form S-3 of our report on Fleet Factors Corporation (a wholly-owned subsidiary of Fleet Financial Group, Inc.) dated January 28, 1994, which is included in the Form 8-K of Greyhound Financial Corporation dated February 14, 1994 and is incorporated by reference in the Form 10-K of Greyhound Financial Corporation for the year ended December 31, 1993. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                         /s/    KPMG PEAT MARWICK
                                         -----------------------------------

Providence, Rhode Island
March 10, 1994